UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2023

KeyCorp

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

Ohio	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $1 par value	KEY	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series E)	KEY PrI	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F)	KEY PrJ	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G)	KEY PrK	New York Stock Exchange
Depositary Shares (each representing a 1/40th interest in a share of Fixed Rate Reset Perpetual Non-Cumulative Preferred Stock, Series H)	KEY PrL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2023, in connection with his previously announced retirement, Donald R. Kimble retired from his position as Chief Financial Officer of KeyCorp (the “Company” or “Key”). The Company’s Board of Directors appointed Clark H. I. Khayat as Chief Financial Officer effective that same day. Mr. Kimble will remain as Vice Chairman and Chief Administrative Officer of the Company until May 1, 2023, to facilitate the transition of his duties.

Prior to his appointment as Chief Financial Officer, Mr. Khayat, 51, served as Chief Strategy Officer of the Company since January 2018. Mr. Khayat rejoined Key in January 2018 after previously serving as an Executive Vice President and Head of the Company’s Enterprise Commercial Payments group from April 2014 to June 2016. He became an executive officer of the Company in September 2018.

In connection with Mr. Khayat’s promotion to Chief Financial Officer, the Compensation and Organization Committee of the Company’s Board of Directors approved an increase to his short-term incentive target from $900,000 to $1,100,000 and long-term incentive target from $1,200,000 to $1,500,000. Mr. Khayat’s annual base salary will remain at $600,000 and he will continue to be provided with limited executive benefits consistent with those provided to the Company’s other executive officers, including an annual executive physical and tax and financial planning. Additional information about the Company’s executive compensation program can be found in its 2022 Proxy Statement.

There is no arrangement or understanding with any person pursuant to which Mr. Khayat was appointed as Chief Financial Officer. There are no family relationships between Mr. Khayat and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Kimble’s planned retirement and in recognition of services performed in 2023 and his efforts to transition the Chief Financial Officer role to Mr. Khayat, the Compensation and Organization Committee approved (i) Mr. Kimble’s eligibility for a prorated short-term discretionary incentive award with respect to the portion of 2023 worked, subject to Key’s actual performance and payable in early 2024, and (ii) continued vesting of all of Mr. Kimble’s long-term incentive awards outstanding on May 1, 2023. Mr. Kimble will remain eligible for generally applicable benefits in effect on May 1, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

Date: March 16, 2023

/s/ James L. Waters
By: James L. Waters General Counsel and Secretary